UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RITHM PROPERTY TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	46-5211870
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

799 Broadway, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.875% Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-281986

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are shares of 9.875% Fixed-to-Floating Rate Series C Cumulative Redeemable Preferred Stock, $0.01 par value, with a liquidation preference of $25.00 per share (the “Series C Preferred Stock”) of Rithm Property Trust Inc. (the “Company”). The description of the terms of the Series C Preferred Stock set forth under the heading “Description of the Series C Preferred Stock” in the Company’s Prospectus Supplement, dated February 26, 2025, and under the heading “Description of Preferred Stock” in the accompanying prospectus that constitutes a part of the Company’s shelf Registration Statement on Form S-3 (File No. 333-281986) filed under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description.
3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.01 to the Registration Statement on Form S-11 confidentially submitted to the SEC on September 23, 2014)
3.2	Articles of Amendment, dated as of December 2, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 2, 2024)
3.3	Second Amended and Restated Bylaws, dated as of December 2, 2024 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 2, 2024)
3.4	Articles Supplementary dated March 3, 2025 classifying and designating the Company’s 9.875% Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share
4.1	Form of certificate representing the 9.875% Fixed-to-Floating Rate Series C Cumulative Redeemable Preferred Stock of Rithm Property Trust Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RITHM PROPERTY TRUST INC.

Date: March 3, 2025	/s/ Mary Doyle
Mary Doyle
Principal Financial Officer